                                     BYLAWS


                                       OF

                       GLOBAL SECURITY TECHNOLOGIES, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                    ARTICLE I
                               OFFICES AND RECORDS

         Section 1.1. DELAWARE OFFICE. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

         Section 1.2. OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

         Section 1.3. BOOKS AND RECORDS. The books and records of the Corporation may be kept at the Corporation's headquarters or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

                                   ARTICLE II
                                  STOCKHOLDERS

         Section 2.1. ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 2.2. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board or a majority of the members of the Board of Directors.

         Section 2.3. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten or more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

         Section 2.4. ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.5. QUORUM. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 2.6. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his or her absence by the Chief Executive Officer, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.7. VOTING.

                  (a) Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, any corporate action, other than the election of Directors, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of stockholders at which a quorum is present shall be the act of the stockholders of the Corporation.

                  (b) Unless otherwise provided for in the Certificate of Incorporation of the Corporation, Directors will be elected by a plurality of the votes cast by the shares, present in person or by proxy, entitled to vote in the election at a meeting at which a quorum is present and each stockholder entitled to vote has the right to vote the number of shares owned by him for each Director to be elected. Stockholders shall not have any cumulative voting rights.

                  (c) Except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws, at each meeting of stockholders, each stockholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

         Section 2.8 PROXIES. Each stockholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the stockholder himself, or by his attorney-in-fact thereunto duly authorized in writing. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. A telegram, telex, cablegram, or similar transmission by the stockholder, or as a photographic, photostatic, facsimile, shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the stockholder or by his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

         Section 2.9 ACTION WITHOUT A MEETING. Unless otherwise provided for in the Certificate of Incorporation of the Corporation, any action to be taken at any annual or special stockholders' meeting, may be taken without a meeting, without prior notice and without a vote if a written consent or consents is/are signed by the stockholders of the Corporation having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted is delivered by hand or by certified or registered mail, return receipt requested, to the Corporation to its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of stockholders' meetings are recorded.

         Section 2.10.  FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF
RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting and (ii) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 2.11. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to which stockholders are entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 2.12. CONDUCT OF MEETINGS. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 2.13. INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS. The Board of Directors by resolution may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

         Section 3.2. NUMBER, TERM OF OFFICE, QUALIFICATIONS. The Board of Directors shall consist of not less than three or more than ten members, the exact number to be determined from time to time by resolution of the Board of Directors. The Board of Directors shall consist initially of five (5) directors. The number of directors may be changed from time to time by resolution duly adopted by the Board of Directors or the stockholders, except as provided by law or the Certificate of Incorporation. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At any annual meeting of stockholders held after the initial election of all Classes of directors, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so the number of directors in each class is as nearly equal as possible, and any additional director of any class elected to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which such director's term expires and until such director's successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office. Except as provided in Section 3.4 of this Article, directors shall be elected by the holders of record of a plurality of the votes cast at Annual Meetings of Stockholders. Directors need not be stockholders or residents of the State of Delaware.

         Section 3.3. RESIGNATION. Any Director may resign at any time upon written notice to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall be effective upon receipt unless the notice specifies a later time for that resignation to become effective.

         Section 3.4. VACANCIES. Any newly created directorship resulting from an increase in the authorized number of Directors or any vacancy occurring in the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office or any other cause may be filled by the affirmative vote of the remaining members of the Board of Directors, though less than a quorum of the Board of Directors, and each Director so elected shall hold office until the expiration of the term of office of the Director whom he or she has replaced or until his or her successor is elected and qualified. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. No decrease in the number of Directors constituting the whole Board shall shorten the term of any incumbent Director.

         Section 3.5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

         Section 3.6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, the Secretary, or by any two members of the Board of Directors. Notice of the date, time and place of a special meeting of the Board of Directors shall be delivered by the person or persons calling the meeting personally, by facsimile or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Directors' address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegraph, it shall be delivered at least forty-eight hours before the time of the holding of the special meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before the time of holding of the special meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or purposes of the special meeting or the place of the special meeting, if the meeting is to be held at the principal office of the Corporation.

         Section 3.7. TELEPHONIC MEETINGS PERMITTED. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

         Section 3.8. QUORUM; VOTE REQUIRED FOR ACTION; ADJOURNMENT. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the Directors present, whether or not a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four hours. If the meeting is adjourned for more than twenty-four hours, then notice of the time and place of the adjourned meeting shall be given to the Directors who were not present at the time of the adjournment in the manner specified in Section 3.6.

         Section 3.9. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 3.10. INFORMAL ACTION BY DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

         Section 3.11. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.11 shall not be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

         Section 3.12 REMOVAL. One or more or all the Directors of the Corporation may be removed with or without cause at any time by the stockholders, at a special meeting of the stockholders called for that purpose, unless the Certificate of Incorporation provides that Directors may only be removed for cause.

                                   ARTICLE IV
                                   COMMITTEES

         Section 4.1. COMMITTEES. The Board of Directors may designate from among its members one or more standing or special committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         Section 4.2. COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

         Section 4.3. MINUTES OF MEETINGS. All committees appointed in accordance with Section 4.1 shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation.

                                    ARTICLE V
                                    OFFICERS

         Section 5.1. DESIGNATIONS. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Secretary, Chief Financial Officer, and, at the discretion of the Board of Directors, a President, one or more Vice-Presidents (one or more of whom may be Executive Vice-Presidents), a Treasurer, Assistant Secretaries and Assistant Treasurers. The Board of Directors shall appoint all officers. Any two or more offices may be held by the same individual.

         Section 5.2. APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. Each officer shall hold office until a successor shall have been appointed and qualified, or until such officer's earlier death, resignation or removal.

         Section 5.3. POWERS AND DUTIES. If the Board appoints persons to fill the following positions, such officers shall have the power and duties set forth below:

                  (a) THE CHAIRMAN: The Chairman shall have general control and management of the Board of Directors and may also be the chief executive officer of the Corporation. He or she shall preside at all meetings of the Board of Directors at which he or she is present. He or she shall have such other powers and perform such other duties as from time to time may be conferred or imposed upon him or her by the Board of Directors.

                  (b) THE CHIEF EXECUTIVE OFFICER: The Chief Executive Officer of the Corporation shall be generally responsible for the proper conduct of the business of the Corporation. He or she shall possess power to sign all certificates, contracts and other instruments of the Corporation. In the absence of the Chairman, he or she shall preside at all meetings of the stockholders and Board of Directors. He or she shall perform all such other duties as are incident to his or her office or are properly required of him or her by the Board of Directors.

                  (c) THE PRESIDENT: The President of the Corporation shall be generally responsible for the day to day operations of the business of the Corporation. He or she shall possess power to sign all certificates, contracts and other instruments of the Corporation. In the absence of the Chairman and the Chief Executive Officer, he or she shall preside at all meetings of the stockholders and Board of Directors. He or she shall perform all such other duties as are incident to his or her office or are properly required of him or her by the Chief Executive Officer or the Board of Directors.

                  (d) VICE PRESIDENT: Each Vice-President shall have such powers and discharge such duties as may be assigned to him or her from time to time by the President or the Board of Directors.

                  (e) SECRETARY AND ASSISTANT SECRETARIES: The secretary shall issue notices for all meetings, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his or her office, or are properly required of him or her by the Board of Directors. The Assistant Secretary, or Assistant Secretaries in order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the President or the Board of Directors.

                  (f) CHIEF FINANCIAL OFFICER. The chief financial officer shall keep or cause to be kept adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director. The chief financial officer shall
(1) deposit corporate funds and other valuables in the Corporation's name and to its credit with depositories designated by the Board of Directors; (2) make disbursements of corporate funds as authorized by the Board of Directors; (3) render a statement of the corporation's financial condition and an account of all transactions conducted as chief financial officer whenever requested by the President or the Board of Directors; and (4) have other powers and perform other duties as prescribed by the President or the Board of Directors or the Bylaws. Unless the Board of Directors has elected a separate treasurer, the chief financial officer shall be deemed to be the treasurer for purposes of giving any reports or executing any certificates or other documents.

         Section 5.4. DELEGATION. In the case of the absence or inability to act of any officer of the Corporation and of any person herein authorized to act in such officer's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any Director or other person whom it may in its sole discretion select.

         Section 5.5. VACANCIES. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board. The appointee shall hold office for the unexpired term and until his or her successor is duly elected and qualified.

         Section 5.6. OTHER OFFICERS. The Board of Directors, or a duly appointed officer to whom such authority has been delegated by Board resolution, may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 5.7. RESIGNATION. An officer may resign at any time by delivering notice to the Corporation. Such notice shall be effective when delivered unless the notice specifies a later effective date. Any such resignation shall not affect the Corporation's contract rights, if any, with the officer.

         Section 5.8. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 5.9. BONDS. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI
                                      STOCK

         Section 6.1. ISSUANCE OF SHARES. No shares of the Corporation shall be issued unless authorized by the Board of Directors or a duly constituted committee thereof. Such authorization shall include the number of shares to be issued, the consideration to be received and a statement regarding the adequacy of the consideration.

         Section 6.2. CERTIFICATES. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the Chief Executive Officer or a Vice President, and by the Chief Financial Officer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by him or her in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 6.3. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation indemnification or a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 6.4.  TRANSFERS OF STOCK.

                  (a) Transfers of stock shall be made only upon the stock transfer records of the Corporation, which records shall be kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register and to record transfers of shares therein.

                  (b) Shares of certificated stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of certificated stock shall be transferred on the records of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation or to its transfer agent or registrar.

         Section 6.5. SHARES OF ANOTHER CORPORATION. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the Chief Executive Officer of the Corporation.

                                   ARTICLE VII
                                 INDEMNIFICATION

         Section 7.1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         Section 7.2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a Director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Director or officer to repay all amounts advanced if it should be ultimately determined that the Director or officer is not entitled to be indemnified under this Article VII or otherwise.

         Section 7.3. CLAIMS. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         Section 7.4. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or Directors or otherwise.

         Section 7.5. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

         Section 7.6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         Section 8.2. SEAL. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         Section 8.3. WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice.

         Section 8.4. INTERESTED DIRECTORS; QUORUM. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 8.5. BOOKS AND RECORDS. The Corporation shall maintain appropriate accounting records and shall keep as permanent records minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors. In addition, the Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders in alphabetical order by class of shares showing the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

         Section 8.6. AMENDMENT OF BYLAWS. In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal or amend the Bylaws of the Corporation by the vote of a majority of the entire Board of Directors. The Bylaws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by a majority vote of the stockholders at the time entitled to vote in the election of Directors even though these Bylaws may also be altered, amended or repealed by the Board of Directors.